                                                                 Exhibit 3.71

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        NEW MEXICO OFFICE SOLUTIONS, INC.

           Pursuant to the provisions of Section 53-13-7 of the New Mexico Statutes Annotated, the undersigned corporation pursuant to a resolution duly adopted by its board of directors, hereby adopts the following Amended and Restated Articles of Incorporation:

Article One:   The name of the corporation is US Office Products, New Mexico
          District, Inc.

Article Two:   The period of its duration is perpetual.

Article Three: The purpose or purposes for which the corporation is organized is(a) to purchase, sell, market and distribute office furniture and office educational supplies and related products and (b)to engage in any transaction of any lawful business for which corporations may be incorporated under the New Mexico Business Corporation Act.

Article Four: The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock, with no par value.

Article Five: The name of its registered agent is CT Corporation System, and the street address, city and zip code of the registered office in New Mexico is 123 East Marcy, Santa Fe, New Mexico 87504.

           The articles of incorporation of this corporation are amended and restated in their entirety as set forth above. The original articles of incorporation of the corporation were filed by the State Corporation Commission on September 2, 1986.

           Dated  September 25, 1998

                                               NEW MEXICO OFFICE SOLUTIONS, INC.

                                                By:   /s/  Kathleen M. Delaney
                                                   -----------------------------
                                                            Its Vice President


                                                And:  /s/  Mark D. Director
                                                    ----------------------------
                                                         Its Assistant Secretary

STATE OF                    )
        --------------------
                               SS.

COUNTY OF                   )
         -------------------

           We, Kathleen M. Delaney and Mark D. Director being the Vice President and Assistant Secretary respectively of New Mexico Office Solutions, Inc., do hereby depose and say that we have been authorized to execute these Restated Articles by resolution of the Board of Directors adopted on September 25, 1998, and the above Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, and supersede the original Articles of Incorporation and all amendments thereto.

                                                   -----------------------------
                                                                  Vice President

                                                   -----------------------------
                                                             Assistant Secretary

           Sworn to before me, a Notary Public, on this______day of

________________, 19____.

Sworn to before me, a Notary Public, on this _____ day of ________________, 19____.